Exhibit 99.1

Image Entertainment Updates Fiscal 2009 Revenue Guidance

Fiscal 2009 Net Revenues Expected to Exceed $129 Million

Image Assessing Strategic Options

CHATSWORTH, Calif.--(BUSINESS WIRE)--May 1, 2009--Image Entertainment, Inc. (NASDAQ: DISK), a leading independent licensee and distributor of entertainment programming in North America, announced today that it expects its fiscal year ended March 31, 2009 net revenues to exceed $129 million, in line with its previous net revenue guidance of $128 million to $131 million announced on February 2, 2009. This would represent an approximately 34% increase over actual net revenues of $96 million for fiscal year ended March 31, 2008.

Actual audited results for fiscal year ended March 31, 2009 will be released by June 29, 2009.

“With the recent termination of the Nyx merger agreement, we are focused on examining all potential corporate opportunities to maximize stockholder value,” said President and Chief Financial Officer Jeff M. Framer, “that will include assessing Image Entertainment’s business, capital needs and strategic alternatives. Even in this very challenging business climate we are working diligently to chart the best course for the Company and its stockholders,” continued Mr. Framer.

“Over the past 25 years, Image Entertainment has positioned itself at the forefront of the distribution of content to consumers throughout North America. We have persevered through both changing economic climates and the development of new technologies that change the way people receive and view programming. We have worked closely with retailers to provide them with product that consumers want, and worked with them to ensure their success as well as ours,” concluded Mr. Framer.

About Image Entertainment:

Image Entertainment, Inc. is a leading independent licensee and distributor of entertainment programming in North America, with approximately 3,500 exclusive DVD titles and approximately 370 exclusive CD titles in domestic release and approximately 600 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., has digital download rights to approximately 2,000 video programs and over 300 audio programs containing more than 4,500 tracks. The Company is headquartered in Chatsworth, California. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

Forward-Looking Statements:

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as “will,” “may,” “estimate,” “expect,” “intend,” “plan,” “believe,” and other terms of similar meaning in connection with any discussion of future operating or financial performance or other events or developments. All forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

These factors include, but are not limited to, (a) our ability to secure media content on acceptable terms, (b) our ability to service our principal and interest obligations on our outstanding debt, (c) the ability of our common stock to continue trading on NASDAQ, (d) changes in the retail DVD and digital media and entertainment industries, (e) changes in our business plan, (f) our inability to raise additional working capital on acceptable terms, (g) heightened competition, including with respect to pricing, entry of new competitors, the development of new products by new and existing competitors, (h) changes in general economic conditions, including the performance of financial markets and interest rates, (i) difficult, adverse and volatile conditions in the global and domestic capital and credit markets, (j) claims that we infringe other parties’ intellectual property, (k) the performance of business partners upon whom we depend, (l) changes in accounting standards, practices or policies, (m) adverse results or other consequences from litigation, arbitration or regulatory investigations, and (n) further sales or dilution of our equity, which may adversely affect the market price of our common stock.

For further details and a discussion of these and other risks and uncertainties, see “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K, and our most recent Quarterly Reports on Form 10-Q. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Image Entertainment’s ability to control or predict. Actual results for the periods identified may differ materially from management’s expectations.

Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:
The Honig Company, Inc.
Steve Honig, 818-986-4300
press@honigcompany.com